UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 17, 2010

ImmunoCellular Therapeutics, Ltd.

(Exact name of registrant as specified in its charter)

Delaware	33-17264-NY	93-1301885
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

21900 Burbank, 3rd Floor Woodland Hills, California		91367
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (818) 992-2907

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

On May 17, 2010, we completed a private placement of our securities to 12 accredited investors. We sold to these investors 2,490,910 units at a price of $1.10 per unit, with each unit consisting of one share of our common stock and a 36 month warrant to purchase 0.5 of a share of our common stock at an exercise price of $1.50 per share. Under the terms of the placement, we have agreed that in the case of certain financings that may be completed by us prior to May 17, 2011 and that have financial terms more favorable for the investors than those that were provided in the May 17, 2010 financing, the investors in the May 17, 2010 financing will have the right to have the terms of that financing modified to be identical to those in the subsequent financing. We paid a broker-dealer a commission in connection with the sale of the securities to certain of the investors in this private placement consisting of $46,550 in cash and a 36 month warrant to purchase 42,318 shares of our common stock at an exercise price of $1.50 per share. These securities were issued by us in reliance upon an exemption from registration under Section 4(2) of the Securities Act of 1933.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ImmunoCellular Therapeutics, Ltd.

May 21, 2010	By:	/s/ Manish Singh
Name: Manish Singh, Ph.D.
Title: President and Chief Executive Officer